EXHIBIT A

                                                   As Amended October 1,  1997

                                     BY-LAWS

                                       OF

                        LANCIT MEDIA ENTERTAINMENT, LTD.


                                    ARTICLE I

                                     OFFICES

Section 1.        Principal Office

     The principal office of the Corporation shall be in the city, incorporated village or town and the county within the State of New York as is designated in the Certificate of Incorporation.

Section 2.        Additional Offices

     The Corporation may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 1.        Time and Place

     Meetings of the shareholders of the Corporation may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.        Annual Meeting

     The annual meeting of the shareholders shall be held within six months following the close of each fiscal year of the Corporation, or on such other date as may be fixed from time to time by resolution of the Board of Directors, and at such place within or without the State of New York as shall be designated by the Board of Directors.

Section 3.        Notice of Annual Meeting

     Written notice of the place, date and hour of the annual meeting of shareholders shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

Section 4.        Special Meetings

     Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chief Executive Officer or the Board of Directors, and shall be called by the Chief Executive Officer at the written request of shareholders holding at least twenty percent (20%) in amount of shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.        Notice of Special Meeting

     Written notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

Section 6.        Quorum

     Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders; provided, however, that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the share of such class or series issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of such specified item of business. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.        Voting

     (a) At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder shall have one (1) vote for each share of stock having voting power which is registered in his name on the books of the Corporation. Except where another date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted at any election of Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

     (b) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all elections of Directors shall be decided by a plurality of the votes cast, and all other matters shall be decided by a majority of the votes cast.

Section 8.        Proxies

     A proxy, to be valid, shall be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

Section 9.        Written Consents

     Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

Section 10.       Notice of Shareholder Business

     At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or by the Chairman of the Board or the President or any Co-President of the Corporation or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting. Notwithstanding the preceding sentence, if the date of the meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, and if less than 70 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. As used in this Section 10 and in paragraph B of Section 2 of Article III of these By-Laws, the phrase "notice or prior public disclosure of the date of the meeting" shall mean notice or prior public disclosure of the date on which the meeting is originally scheduled to be called to order and shall not refer to notice or prior public disclosure of any date to which such meeting may be adjourned. A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned (such term being used in this Section 10 and in paragraph B of Section 2 of Article III of these By-Laws with the meaning ascribed to such term in Rule13d-3 of the rules under the Securities Exchange Act of 1934, as amended, as such Rule was in effect on July 1, 1990) by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding any other provision of these By-Laws, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Sec tion 10. If the presiding officer of an annual meeting determines and declares that business was not properly brought before the meeting in accordance with this Section 10, any such business shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

Section 1.        Board of Directors

     Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board of Directors.

Section 2.        Election and nomination of Directors

     A. Number, Term of Office, Qualifications and Election. The Board of Directors shall consist of the number of directors as shall be determined by resolution approved by at least a majority of the then authorized number of directors, but shall not be more than fif teen nor less than three. Each director shall hold office until the next annual meeting of shareholders and until his successor has been duly elected and qualified, or until his death, or until he shall have resigned or he shall have been removed, as hereinafter provided in these By- Laws, or as otherwise provided by statute or by the Certificate of Incorporation. All the directors shall be of full age. Directors need not be shareholders. Except as otherwise required by statute or the Certificate of Incorporation or these By-Laws, directors to be elected at each annual meeting of shareholders shall be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote for the election of directors.

     B. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this paragraph B shall be eligible for election as a director at any meeting of shareholders for the election of directors (an "Election Meeting"). Nominations of candidates for election to the Board of Directors of the Corporation at an Election Meeting may be made only by or at the direction of the Board of Directors or by a shareholder entitled to vote at such Election Meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation of the shareholder's intention to make such nomination. To be timely, any such notice must be received at the principal office of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the date of the Election Meeting. Notwithstanding the preceding sentence, if the Election Meeting is either (A) a special meeting, or (B) an annual meeting the date of which has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, and if less than 70 days' notice or prior public disclosure of the date of such Election Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of such Election Meeting was mailed or such public disclosure was made. Such shareholder's notice with respect to a proposed nomination shall set forth (a) as to each person whom the shareholder proposes to nominate as a candidate for election to the Board of Directors (i) the name, age, business address and residence address and the principal occupation or employment of such person, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iii) such other information concerning such person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such person and (iv) a signed consent of such person to serve as a Director of the Corporation, if elected, and (b) as to the shareholder giving the notice (i) the name and address of such share holder, as they appear in the Corporation's stock transfer books and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided, however, that in the case of persons not nominated by the Board of Directors, such a substitution may be made only if notice as pro vided above in this paragraph B is received at the principal office of the Corporation not later than the later of (x) thirty (30) days prior to the date of the Election Meeting or (y) five (5) days after the shareholder proposing the original nominee first learned that such original nominee has become unable or unwilling to stand for election. If the presiding officer of an Election Meeting determines and declares that a Director nomination was not made in accordance with the fore going procedures, such nomination shall be void and shall be disregarded for all purposes.

Section 3.        Resignation; Removal

     Any Director may resign at any time. Except as otherwise provided by law, the Board of Directors may, by majority vote of all Directors then in office, remove a Director for cause. Subject to applicable provisions of law, any or all of the Directors may be removed with or without cause by vote of the shareholders.

Section 4.        Vacancies

     Except as otherwise provided by the Certificate of Incorporation, if any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any Director with cause, or if any new directorships are created, all of the Directors then in office, although less than a quorum, may, by majority vote, choose a successor or successors, or fill the newly created directorships, and the Directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy, the Directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the Chief Executive Officer or the Secretary may call a special meeting of the shareholders at which such vacancy shall be filled. In the event of any vacancy created by removal from office of any Director without cause, such special meeting of the shareholders; shall be so called within thirty (30) days of the occurrence thereof, at which meeting such vacancy may be filled.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

Section 1.        Place

     Except as otherwise provided by the Certificate of Incorporation, the Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York as may be determined by the Board of Directors. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference, telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.        Regular Meetings

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.        Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the Chief Executive Officer. Special meetings shall be called by the Chairman, Chief Executive Officer or Secretary in like manner and on like notice on the written request of one (1) Director. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided in this Section 3, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally (including by courier) or by telephone, telex, telegraph, or facsimile transmission at least twenty-four hours before the time at which such meeting is to be held, or shall be mailed to each director by first-class mail postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these

By-Laws, a notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the purpose or purposes of such meeting.

Section 4.        Quorum; Voting

     At all meetings of the Board of Directors a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any Directors who were not present and, unless announced at the meeting, to the other Directors.

Section 5.        Compensation

     Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                     NOTICES

Section 1.        Form;  Delivery

     Notice of the place, date and time of the holding of each annual and special meeting of the shareholders (and of any change in such place, date and/or time) and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of such meeting, and, if mailed, it shall be directed to such shareholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other than the annual meeting of shareholders shall indicate that it is being issued at the direction of the Chairman of the Board or a majority of the Board of Directors. Notice of any meeting shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.        Waiver

     Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI

                                    OFFICERS

Section 1.        Officers

     The officers of the Corporation shall be a Chief Executive Officer, a President or one or more Co-Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers including a Chairman of the Board as may be determined by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President or Co-President and Secretary; provided, however, that if all of the issued and outstanding stock of the Corporation is owned by one (1) person, such person may hold all or any combination of offices.

Section 2.        Authority and Duties

     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

Section 3.        Term of Office; Removal

     All officers shall be elected by the Board of Directors and each shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders, and until his successor has been elected or appointed and qualified.

Section 4.        Compensation

     The compensation of all officers of the Corporation shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

Section 5.        Vacancies

     If an office becomes vacant for any reason, the Board of Directors shall fill the vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until the unexpired term of his predecessor shall have expired unless reelected by the Board of Directors.

Section 6.        The Chief Executive Officer

     The President or one of the Co-Presidents, as appropriate, shall be the Chief Executive Officer of the Corporation, unless the Board of Directors has designated the Chairman of the Board as the Chief Executive Officer of the Corporation, in which case the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in these By- Laws, general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and, in general, the Chief Executive Officer shall have such other powers and perform such other duties as may be incidental to the position of Chief Executive Officer or as from time to time may be assigned to him or her by the Board of Directors.

Section 7.        The President or Co-Presidents

     The President or, if there be Co-Presidents, the Co-President so designated by Board of Directors, as the case may be, in the absence of the Chairman of the Board, or if there be no Chairman, shall preside at all meetings of the shareholders and Directors; he or she shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, if any, and, in the absence or inability to act of any Chief Executive Officer, shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.        The Vice-President

     The Vice-President or, if there be more than one, the Vice-Presidents, in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of each of the Chief Executive Officer and the President or each Co-President, as the case may be, to perform the duties and exercise the powers of the Chief Executive Officer and the President or Co-President as the case may be, and shall generally assist each of the Chief Executive Officer and the President or Co-Presidents, as the case may be, and perform such other duties as the Board of Directors, the Chief Executive Officer or the President or Co-Presidents, as the case may be, may prescribe.

Section 9.        The Secretary

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President or Co-President, as the case may be, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer or Assistant Secretary. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

Section 10.       The Assistant Secretary

     During the absence or disability of the Secretary, any Assistant Secretary, or if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

Section 11.       The Treasurer

     The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President or Co-Presidents, as the case may be, and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 12.       The Assistant Treasurer

     During the absence or disability of the Treasurer, any Assistant Treasurer, or if there be more than one, the one so designated by the Treasurer or by the Board of Directors, shall have all the powers and functions of the Treasurer.

Section 13.       Bonds

     In case the Board of Directors shall so require, any officer or agent of the Corporation shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE VII

                               SHARE CERTIFICATES

Section 1.        Form; Signature

     The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman or a Vice- Chairman of the Board of Directors, if there be any, or the President or any Co-President, as the case may be, or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof.

Section 2.        Lost Certificates

     The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.        Registration of Transfer

     Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duty endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.        Registered Shareholders

     Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as otherwise provided by the laws or the State of New York.

Section 5.        Record Date

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shares or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 1.        Fiscal Year

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.        Dividends

     Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the law.

Section 3.        Reserves

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board or Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4.        Checks

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.        Seal

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE IX

                                   AMENDMENTS

Section 1.        Adoption; Amendment; Repeal

     By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-Laws of the Corporation may also be adopted, amended or repealed by the Board of Directors, but any By-Law adopted by the Board of Directors, may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

Section 2.        Amendments Affecting Election of Directors; Notice

     If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.